CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in Post-Effective Amendment No. 33 to the Registration Statement of the American Century-Benham Target Maturities
Trust: 2000, the American Century-Benham Target Maturities Trust: 2005, the American Century-Benham Target Maturities Trust: 2010, the American Century-Benham Target Maturities Trust: 2015, the American Century-Benham Target Maturities Trust: 2020, and the American Century-Benham Target Maturities Trust:
2025 (all of the funds comprising the American Century Target Maturities Trust), on Form N1-A of our report dated November 11, 1998 on our audits of the financial statements and financial highlights of the American Century-Benham Target Maturities Trust: 2000, the American Century-Benham Target Maturities
Trust: 2005, the American Century-Benham Target Maturities Trust: 2010, the American Century-Benham Target Maturities Trust: 2015, the American Century-Benham Target Maturities Trust: 2020, and the American Century-Benham Target Maturities Trust: 2025, which report is included in the Annual Report to Shareholders for the year ended September 30, 1998 which is incorporated by reference in Post-Effective Amendment No. 33 to the Registration Statement. We also consent to the reference in the Statement of Additional Information to our Firm under the caption "Independent Accountants."



/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP


Kansas City, Missouri
January 27, 1999